EXHIBIT 99.1

Flushing Financial Corporation Announces Second Quarter GAAP Diluted EPS of $0.44 and Record Core Diluted EPS of $0.46, Driven by Record Net Interest Income, Strong Credit Quality and Solid Loan Growth

SECOND QUARTER 20171

  GAAP diluted EPS was $0.44, up 4.8% QoQ but down 58.1% YoY, largely due to net gain on sale of buildings in 2Q16
  Record core diluted EPS was $0.46, up 17.9% YoY and 15.0% QoQ
  Record net interest income of $43.6 million, an improvement of 4.1% YoY and 0.5% QoQ
  Net interest margin was 2.95%, unchanged QoQ
  GAAP and core ROAE improved to 9.6% and 10.2%, compared with 9.5% and 9.1% in 1Q17
  GAAP and core ROAA was 0.8% and 0.9%, compared with 0.8% for both in 1Q17

UNIONDALE, N.Y., July 25, 2017 (GLOBE NEWSWIRE) -- Flushing Financial Corporation (the “Company”) (Nasdaq:FFIC), the parent holding company for Flushing Bank (the “Bank”), today announced its financial results for the three and six months ended June 30, 2017.

John R. Buran, President and Chief Executive Officer, stated, “We are pleased to report record core earnings for the second quarter of 2017 driven by record net interest income and our continued discipline regarding non-interest expense. Credit quality continued to improve, as our non-performing assets have decreased by over 29% since the end of 2016 and net charge-offs remain minimal. We saw tangible results from our strategy change announced in mid-2016 to focus origination efforts on higher yielding loans.  The yield on recent quarter loan production increased 19 basis points over the prior quarter and 33 basis points from the comparable quarter of 2016. For the first time since 2010, quarterly new loan yields exceed that quarter’s average yield on total interest-earning assets. Our total loan portfolio, including loans held for sale, grew 2% during the recent quarter and 5% for the first six months of 2017 while meeting our strong underwriting standards.”

“We continue to implement our strategy of enhancing operational scalability and efficiency by converting our branch network to the more cost effective Universal Banker model.  We expect to convert half of our 19 branches by the end of 2017. Although total deposits increased 8% year-over-year, deposits declined 3% quarter-over-quarter primarily caused by seasonal government deposit outflows, which we anticipate returning in the fourth quarter.”

“As a result of recent rate increases by the Federal Reserve, we have started to experience some rate pressure on liabilities. During the recent quarter, our cost of funds increased 4 basis points due to a combination of an increase in the rates we pay on some of our deposit products to stay competitive within our market and the funding mix, as seasonal government deposit outflows were replaced by slightly more expensive borrowed funds.”

The Company retains its focus on preserving strong risk management practices, including conservative underwriting standards and improving yields to achieve improved risk-adjusted returns.

  In the second quarter, multi-family, commercial real estate, and commercial business loan originations and purchases represented 24%, 47%, and 19%, respectively, of all originations while maintaining conservative loan-to-values, debt coverage ratios, and increasing yield.
  The average interest rate obtained for second quarter originations and purchases improved to 4.04% compared to 3.85% for 1Q17 and 3.71% for 2Q16.
  The average rate of mortgage loan applications in the pipeline totaled 4.17% at June 30, 2017, as compared to 4.20% at December 31, 2016 and 3.94% at June 30, 2016.
  Multi-family (excluding underlying co-operative mortgages), commercial real estate, and one-to-four family mixed-use property mortgage loans originated during the second quarter of 2017 had an increased yield of 4.19% compared to 4.01% for the previous quarter and 3.81% for the same quarter in 2016.  While the yields have been increasing, we have kept our asset quality as these loans had a low average loan-to-value ratio of 46.2% and an average debt coverage ratio of 198%.

Mr. Buran concluded, “Overall, we remain well capitalized and positioned to deliver profitable growth and long-term value to our shareholders as we continue to execute on our strategic objectives.”

_____________________
1 See the table entitled “Reconciliation of Non-GAAP Financial Measures.”

Summary of Strategic Objectives

  Increase core deposits and continue to improve funding mix
  Increase net interest income by leveraging loan pricing opportunities and portfolio mix
  Enhance core earnings power by improving scalability and efficiency
  Manage credit risk
  Maintain well capitalized levels under all stress test scenarios

Earnings Summary:

Quarter ended June 30, 2017 (2Q17) compared to the quarters ended June 30, 2016 (2Q16) and March 31, 2017 (1Q17).

June 30, 2017 compared to March 31, 2017 (“QoQ”); June 30, 2017 compared to June 30, 2016 (“YoY”).

Net Interest Income

Net interest income for 2Q17 was $43.6 million, an increase of 4.1% YoY and 0.5% QoQ.

  Net interest margin of 2.95%, decreased 4bps YoY but remains unchanged QoQ
  Net interest spread of 2.83%, decreased 5bps YoY and 1bp QoQ
  Net interest income includes prepayment penalty income from loans of $1.0 million in 2Q17 compared with $1.4 million in 2Q16 and $1.1 million in 1Q17, and recovered interest from nonaccrual loans of $0.3 million in 2Q17 compared with $0.2 million in 2Q16 and $0.5 million in 1Q17
  Net interest income includes $0.4 million in accelerated accretion of discount upon the call of CLO securities totaling $27.5 million
  Excluding prepayment penalty income, accelerated accretion of discount and recovered interest from nonaccrual loans, the yield on interest-earning assets would have improved to 3.82% in 2Q17, compared with 3.81% in 2Q16 and 3.80% in 1Q17, and the net interest margin would have decreased to 2.83% in 2Q17, compared with 2.87% in 2Q16 and 2.85% in 1Q17
  Average balance of total interest-earning assets of $5,919.0 million, increased $306.0 million, or 5.5% YoY and increased $45.2 million, or 0.8% QoQ
  Yield on interest-earning assets of 3.94%, increased 1bp YoY and 4bps QoQ
  Cost of interest-bearing liabilities of 1.11%, increased 6bps YoY and 5bps QoQ
  Cost of funds of 1.05%, increased 6bps YoY and 4bps QoQ, driven by an increase in rates paid on our core deposits and short-term borrowings

Non-interest Income

Non-interest income for 2Q17 was $1.9 million, a decrease of $35.8 million YoY and $1.7 million QoQ.

  Non-interest income included net losses from fair value adjustments of $1.2 million in 2Q17, $1.1 million in 2Q16 and $0.4 million in 1Q17
  2Q16 included a gain of $33.8 million recorded from the sale of one of our properties in Flushing, Queens and a gain on the sale of securities of $2.4 million and 1Q17 included a gain from life insurance proceeds of $1.2 million
  Absent the above items non-interest income was $3.1 million, an increase of $0.5 million YoY and $0.2 million QoQ

Non-interest Expense

Non-interest expense for 2Q17 was $26.1 million, a decrease of $2.4 million, or 8.4%, YoY and $3.5 million, or 11.8% QoQ.

  2Q16 included a non-recurring penalty of $2.1 million on the prepayment of $38.0 million in repurchase agreements and a write-down of $0.8 million on one OREO property. Absent these two items, non-interest expense increased $0.5 million, or 1.9% YoY, driven by increased salaries and benefits from annual salary increases and additions in staffing, partially offset by reductions in FDIC insurance expense, due to lower assessment rates, and decreased foreclosure expense due to continued improvement in asset quality
  Lower costs associated with FDIC insurance and foreclosure expense should be sustainable
  1Q17 included the impact of annual grants of employee and director restricted stock unit awards totaling $3.3 million. Absent this item in 1Q17, non-interest expense decreased $0.2 million or 0.8%, primarily driven by decreased foreclosure expense
  The efficiency ratio improved to 55.8% from 57.1% in 2Q16 and 64.0% in 1Q17

Provision for Income Taxes

The provision for income taxes in 2Q17 was $6.8 million, a decrease of $13.9 million YoY but an increase of $1.5 million QoQ.

  Pre-tax income decreased by $31.7 million, or 61.9% YoY but increased $2.0 million, or 11.3% QoQ
  The effective tax rates were 34.7% in 2Q17, 40.5% in 2Q16 and 30.0% in 1Q17
  The improvement in the Company’s effective tax rate compared to 2Q16 was primarily due to a change in the accounting treatment of deductible stock compensation expense from prior years; in prior years, the tax impact of deductible stock compensation expense flowed through additional paid-in-capital and did not have an impact on the Company’s effective tax rate
  The increase in the Company’s effective tax rate compared to 1Q17 was primarily due to the requirement that stock compensation be treated, for tax purposes, as a discrete tax item in the period the shares vest; our stock awards generally vest in the first quarter, therefore reducing 1Q17 effective tax rate
  We anticipate the effective tax rate to approximate the 2Q17 rate for the remainder of the year

Financial Condition Summary:

Loans:

  Net loans held for investment were $5,023.5 million reflecting an increase of 1.4% QoQ (not annualized) and 4.4% year-to-date as we continue to focus on the origination of multi-family, commercial real estate and commercial business loans with a full relationship
  Loan originations and purchases of multi-family, commercial real estate and commercial business loans totaled $236.3 million for 2Q17, or 90.5% of loan production
  Loan pipeline was $279.1 million at June 30, 2017, compared to $303.1 million at March 31, 2017 and $329.8 million at June 30, 2016
  The loan-to-value ratio on our portfolio of real estate dependent loans as of June 30, 2017 totaled 39.8%

The following table shows the average rate received from loan originations and purchases for the periods indicated:

	For the three months ended
	June 30,	March 31,	June 30,
Loan type	2017	2017	2016
Mortgage loans	4.01%	3.78%	3.53%
Non-mortgage loans	4.13%	4.02%	4.29%
Total loans	4.04%	3.85%	3.71%

Credit Quality:

  Non-performing loans totaled $15.5 million, a decrease of $6.0 million, or 27.8%, from $21.4 million at December 31, 2016
  Classified assets totaled $44.7 million, an increase of $0.7 million, or 1.7%, from $44.0 million at December 31, 2016, primarily due to an increase in substandard taxi medallion loans, partially offset by reductions in non-performing assets
  Loans classified as troubled debt restructured (TDR) totaled $21.4 million, an increase of $3.9 million, or 22.6%, from $17.4 million at December 31, 2016, attributable to the addition of five taxi medallion TDRs
  We anticipate continued low loss content in the portfolio, as our strong underwriting standards coupled with our practice of obtaining updated appraisals and recording charge-offs early in the delinquency process has resulted in a 38.5% average loan-to-value for non-performing loans collateralized by real estate at June 30, 2017
  No provision for loan losses was recorded in the six months ended June 30, 2017 or all of 2016 due to continued strong credit quality, with net charge-offs totaling $0.1 million for the six months ended June 30, 2017 and net recoveries of $0.7 million for all of 2016

Capital Management:

  The Company and Bank are subject to the same regulatory requirements and at June 30, 2017, both were well capitalized under all applicable regulatory requirements
  During six months ended June 30, 2017, stockholders’ equity increased $20.2 million, or 3.9%, to $534.1 million due to net income of $25.0 million and $1.8 million of other comprehensive income, partially offset by the declaration and payment of dividends on the Company’s common stock
  During the six months ended June 30, 2017, the Company repurchased 10,000 treasury shares at an average cost of $27.80 per share; as of June 30, 2017, up to 485,905 shares may be repurchased under the current authorized stock repurchase program, which has no expiration or maximum dollar limit
  Book value per common share increased to $18.54 at June 30, 2017, from $17.95 at December 31, 2016 and $17.77 at June 30, 2016
  Tangible book value per common share, a non-GAAP measure, increased to $18.00 at June 30, 2017, from $17.40 at December 31, 2016 and $17.22 at June 30, 2016

Inaugural Conference Call Information:

  John R. Buran, President and Chief Executive Officer, and Susan K. Cullen, Senior Executive Vice President and Chief Financial Officer, will host a conference call on Wednesday, July 26, 2017 at 9:30 AM (ET) to discuss the Company’s strategy and results for the second quarter of 2017
  Dial-in for Live Call: 1-888-317-6016
  Webcast: https://services.choruscall.com/links/ffic170726.html
  Dial-in for Replay: 1-877-344-7529
  The conference call will be simultaneously webcast and archived through 5:00 PM (ET) on September 30, 2017

About Flushing Financial Corporation

Flushing Financial Corporation is the holding company for Flushing Bank, a New York State-chartered commercial bank insured by the Federal Deposit Insurance Corporation. The Bank serves consumers, businesses, and public entities by offering a full complement of deposit, loan, and cash management services through its 19 banking offices located in Queens, Brooklyn, Manhattan, and Nassau County. As a leader in real estate lending, the Bank’s experienced lending team creates mortgage solutions for real estate owners and property managers both within and outside the New York City metropolitan area. The Bank also operates an online banking division, iGObanking.com®, which offers competitively priced deposit products to consumers nationwide.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company’s website at http://www.flushingbank.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

- Statistical Tables Follow -

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (Dollars in thousands, except per share data) (Unaudited)

	For the three months ended			For the six months ended
	June 30,	March 31,	June 30,	June 30,
	2017	2017	2016	2017	2016

Interest and Dividend Income
Interest and fees on loans	$51,631	$50,885	$48,413	$102,516	$95,971
Interest and dividends on securities:
Interest	6,432	6,095	6,510	12,527	13,102
Dividends	123	121	120	244	239
Other interest income	129	153	48	282	142
Total interest and dividend income	58,315	57,254	55,091	115,569	109,454

Interest Expense
Deposits	9,510	8,980	8,097	18,490	16,070
Other interest expense	5,188	4,885	5,105	10,073	10,362
Total interest expense	14,698	13,865	13,202	28,563	26,432

Net Interest Income	43,617	43,389	41,889	87,006	83,022
Provision for loan losses	-	-	-	-	-
Net Interest Income After Provision for Loan Losses	43,617	43,389	41,889	87,006	83,022

Non-interest Income
Banking services fee income	1,014	874	973	1,888	1,949
Net gain on sale of securities	-	-	2,363	-	2,363
Net gain on sale of loans	34	210	3	244	344
Net gain on sale of buildings	-	-	33,814	-	33,814
Net loss from fair value adjustments	(1,159)	(378)	(1,115)	(1,537)	(2,102)
Federal Home Loan Bank of New York stock dividends	643	823	582	1,466	1,205
Gains from life insurance proceeds	6	1,161	-	1,167	411
Bank owned life insurance	807	795	694	1,602	1,389
Other income	603	204	403	807	884
Total non-interest income	1,948	3,689	37,717	5,637	40,257

Non-interest Expense
Salaries and employee benefits	15,424	17,104	13,968	32,528	30,229
Occupancy and equipment	2,654	2,496	2,352	5,150	4,722
Professional services	1,919	1,996	2,027	3,915	4,177
FDIC deposit insurance	503	326	940	829	1,844
Data processing	1,321	1,203	1,199	2,524	2,290
Depreciation and amortization	1,155	1,165	1,062	2,320	2,094
Other real estate owned/foreclosure (income) expense	(96)	351	405	255	558
Prepayment penalty on borrowings	-	-	2,082	-	2,082
Other operating expenses	3,185	4,923	4,419	8,108	8,955
Total non-interest expense	26,065	29,564	28,454	55,629	56,951

Income Before Income Taxes	19,500	17,514	51,152	37,014	66,328

Provision for Income Taxes
Federal	5,576	4,749	15,203	10,325	19,950
State and local	1,199	505	5,514	1,704	6,382
Total taxes	6,775	5,254	20,717	12,029	26,332

Net Income	$12,725	$12,260	$30,435	$24,985	$39,996

Basic earnings per common share	$0.44	$0.42	$1.05	$0.86	$1.38
Diluted earnings per common share	$0.44	$0.42	$1.05	$0.86	$1.38
Dividends per common share	$0.18	$0.18	$0.17	$0.36	$0.34

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Dollars in thousands, except per share data) (Unaudited)

	June 30,	March 31,	December 31,
	2017	2017	2016
ASSETS
Cash and due from banks	$48,539	$51,215	$35,857
Securities held-to-maturity:
Mortgage-backed securities	7,983	-	-
Other securities	24,451	36,406	37,735
Securities available for sale:
Mortgage-backed securities	520,012	537,905	516,476
Other securities	317,693	346,238	344,905
Loans held for sale	30,565	-	-
Loans:
Multi-family residential	2,243,643	2,261,946	2,178,504
Commercial real estate	1,349,634	1,268,770	1,246,132
One-to-four family ― mixed-use property	556,906	561,355	558,502
One-to-four family ― residential	181,213	184,201	185,767
Co-operative apartments	7,069	7,216	7,418
Construction	16,842	12,413	11,495
Small Business Administration	10,591	10,519	15,198
Taxi medallion	18,303	18,832	18,996
Commercial business and other	644,262	632,503	597,122
Net unamortized premiums and unearned loan fees	17,217	16,836	16,559
Allowance for loan losses	(22,157)	(22,211)	(22,229)
Net loans	5,023,523	4,952,380	4,813,464
Interest and dividends receivable	21,439	20,602	20,228
Bank premises and equipment, net	26,592	26,026	26,561
Federal Home Loan Bank of New York stock	66,630	57,384	59,173
Bank owned life insurance	130,631	129,824	132,508
Goodwill	16,127	16,127	16,127
Other assets	51,051	57,378	55,453
Total assets	$6,285,236	$6,231,485	$6,058,487

LIABILITIES
Due to depositors:
Non-interest bearing	$349,302	$344,028	$333,163
Interest-bearing:
Certificate of deposit accounts	1,332,377	1,411,819	1,372,115
Savings accounts	325,815	254,822	254,283
Money market accounts	837,565	851,129	843,370
NOW accounts	1,368,441	1,487,120	1,362,484
Total interest-bearing deposits	3,864,198	4,004,890	3,832,252
Mortgagors' escrow deposits	41,303	61,828	40,216
Borrowed funds	1,425,779	1,227,852	1,266,563
Other liabilities	70,563	67,485	72,440
Total liabilities	5,751,145	5,706,083	5,544,634

STOCKHOLDERS' EQUITY
Preferred stock (5,000,000 shares authorized; none issued)	-	-	-
Common stock ($0.01 par value; 100,000,000 shares authorized; 31,530,595 shares issued at June 30, 2017, March 31, 2017 and December 31, 2016; 28,803,937
shares, 28,811,160 shares and 28,632,904 shares outstanding at June 30, 2017,
March 31, 2017 and December 31, 2016, respectively)	315	315	315
Additional paid-in capital	216,447	215,501	214,462
Treasury stock (2,726,658 shares, 2,719,435 shares and 2,897,691 shares at
June 30, 2017, March 31, 2017 and December 31, 2016, respectively)	(51,483)	(51,224)	(53,754)
Retained earnings	375,388	367,944	361,192
Accumulated other comprehensive loss, net of taxes	(6,576)	(7,134)	(8,362)
Total stockholders' equity	534,091	525,402	513,853

Total liabilities and stockholders' equity	$6,285,236	$6,231,485	$6,058,487

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES SELECTED CONSOLIDATED FINANCIAL DATA (Dollars in thousands, except per share data) (Unaudited)

	At or for the three months ended						At or for the six months ended
	June 30,		March 31,		June 30,		June 30,
	2017		2017		2016		2017		2016
Per Share Data
Basic earnings per share	$0.44		$0.42		$1.05		$0.86		$1.38
Diluted earnings per share	$0.44		$0.42		$1.05		$0.86		$1.38
Average number of shares outstanding for:
Basic earnings per common share computation	29,135,339		29,019,070		29,022,122		29,077,526		29,059,393
Diluted earnings per common share computation	29,135,945		29,022,745		29,034,454		29,080,182		29,072,813
Shares outstanding	28,803,937		28,811,160		28,631,243		28,803,937		28,631,243
Book value per common share (1)	$18.54		$18.24		$17.77		$18.54		$17.77
Tangible book value per common share (2)	$18.00		$17.69		$17.22		$18.00		$17.22

Stockholders' Equity
Stockholders' equity	534,091		525,402		508,883		534,091		508,883
Tangible stockholders' equity	518,355		509,666		493,163		518,355		493,163

Average Balances
Total loans, net	$4,962,734		$4,868,048		$4,567,019		$4,915,652		$4,478,175
Total interest-earning assets	5,918,981		5,873,799		5,612,935		5,896,514		5,551,825
Total assets	6,218,072		6,168,848		5,897,858		6,193,596		5,836,304
Total due to depositors	4,065,810		4,088,031		3,779,256		4,076,859		3,762,762
Total interest-bearing liabilities	5,287,720		5,254,640		5,046,162		5,271,271		5,002,863
Stockholders' equity	529,451		517,800		486,261		523,658		482,843

Performance Ratios (3)
Return on average assets	0.82%		0.79%		2.06%		0.81%		1.37%
Return on average equity	9.61		9.47		25.04		9.54		16.57
Yield on average interest-earning assets	3.94		3.90		3.93		3.92		3.94
Cost of average interest-bearing liabilities	1.11		1.06		1.05		1.08		1.06
Interest rate spread during period	2.83		2.84		2.88		2.84		2.88
Net interest margin	2.95		2.95		2.99		2.95		2.99
Non-interest expense to average assets	1.68		1.92		1.93		1.80		1.95
Efficiency ratio (4)	55.80		63.98		57.09		59.87		60.78
Average interest-earning assets to average
interest-bearing liabilities	1.12	X	1.12	X	1.11	X	1.12	X	1.11	X

(1)	Calculated by dividing stockholders’ equity by shares outstanding.
(2)	Calculated by dividing tangible stockholders’ common equity, a non-GAAP measure by shares outstanding. Tangible stockholders’ common equity is stockholders’ equity less intangible assets (goodwill, net of deferred taxes). See “Calculation of Tangible Stockholders’ Common Equity to Tangible Assets”.
(3)	Ratios are presented on an annualized basis, where appropriate.
(4)	Efficiency ratio, a non-GAAP measure, was calculated by dividing non-interest expense (excluding OREO expense, prepayment penalties from the extinguishment of debt and the net gain/loss from the sale of OREO) by the total of net interest income and non-interest income (excluding net gains and losses from fair value adjustments, net gain and losses from the sale of securities, life insurance proceeds, and sale of buildings).

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES SELECTED CONSOLIDATED FINANCIAL DATA (Dollars in thousands) (Unaudited)

	At or for the six	At or for the year	At or for the six
	months ended	ended	months ended
	June 30, 2017	December 31, 2016	June 30, 2016

Selected Financial Ratios and Other Data

Regulatory capital ratios (for Flushing Financial Corporation):
Tier 1 capital	$558,756	$539,228	$516,551
Common equity Tier 1 capital	524,830	506,432	490,015
Total risk-based capital	655,913	636,457	538,749

Tier 1 leverage capital (well capitalized = 5%)	9.00%	9.00%	8.80%
Common equity Tier 1 risk-based capital (well capitalized = 6.5%)	11.43	11.79	11.45
Tier 1 risk-based capital (well capitalized = 8.0%)	12.17	12.56	12.07
Total risk-based capital (well capitalized = 10.0%)	14.29	14.82	12.59

Regulatory capital ratios (for Flushing Bank only):
Tier 1 capital	$624,074	$607,033	$522,961
Common equity Tier 1 capital	624,074	607,033	522,961
Total risk-based capital	646,231	629,262	545,159

Tier 1 leverage capital (well capitalized = 5%)	10.04%	10.12%	8.89%
Common equity Tier 1 risk-based capital (well capitalized = 6.5%)	13.58	14.12	12.20
Tier 1 risk-based capital (well capitalized = 8.0%)	13.58	14.12	12.20
Total risk-based capital (well capitalized = 10.0%)	14.07	14.64	12.72

Capital ratios:
Average equity to average assets	8.45%	8.40%	8.27%
Equity to total assets	8.50	8.48	8.50
Tangible common equity to tangible assets (1)	8.27	8.24	8.26

Asset quality:
Non-accrual loans (2)	$14,130	$21,030	$20,381
Non-performing loans	15,459	21,416	21,923
Non-performing assets	15,459	21,949	25,591
Net charge-offs/ (recoveries)	72	(694)	(663)

Asset quality ratios:
Non-performing loans to gross loans	0.31%	0.44%	0.47%
Non-performing assets to total assets	0.25	0.36	0.43
Allowance for loan losses to gross loans	0.44	0.46	0.47
Allowance for loan losses to non-performing assets	143.33	101.28	86.74
Allowance for loan losses to non-performing loans	143.33	103.80	101.25

Full-service customer facilities	19	19	19

(1)	See “Calculation of Tangible Stockholders’ Common Equity to Tangible Assets”.
(2)	Excludes performing non-accrual TDR loans.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES NET INTEREST MARGIN (Dollars in thousands) (Unaudited)
	For the three months ended
	June 30, 2017				March 31, 2017				June 30, 2016
	Average		Yield/		Average		Yield/		Average		Yield/
	Balance	Interest	Cost		Balance	Interest	Cost		Balance	Interest	Cost
Interest-earning Assets:
Mortgage loans, net	$4,297,697	$44,879	4.18%		$4,213,482	$44,429	4.22%		$3,983,615	$42,969	4.31%
Other loans, net	665,037	6,752	4.06		654,566	6,456	3.95		583,404	5,444	3.73
Total loans, net (1)	4,962,734	51,631	4.16		4,868,048	50,885	4.18		4,567,019	48,413	4.24
Taxable securities:
Mortgage-backed
securities	532,938	3,420	2.57		529,942	3,367	2.54		599,247	3,707	2.47
Other securities	217,599	2,361	4.34		239,345	2,072	3.46		249,956	2,133	3.41
Total taxable securities	750,537	5,781	3.08		769,287	5,439	2.83		849,203	5,840	2.75
Tax-exempt securities: (2)
Other securities	145,812	774	2.12		146,502	777	2.12		147,230	790	2.15
Total tax-exempt securities	145,812	774	2.12		146,502	777	2.12		147,230	790	2.15
Interest-earning deposits
and federal funds sold	59,898	129	0.86		89,962	153	0.68		49,483	48	0.39
Total interest-earning
assets	5,918,981	58,315	3.94		5,873,799	57,254	3.90		5,612,935	55,091	3.93
Other assets	299,091				295,049				284,923
Total assets	$6,218,072				$6,168,848				$5,897,858

Interest-bearing Liabilities:
Deposits:
Savings accounts	$279,723	399	0.57		$254,255	$307	0.48		$265,856	306	0.46
NOW accounts	1,517,726	2,331	0.61		1,568,267	2,207	0.56		1,612,704	1,962	0.49
Money market accounts	858,066	1,651	0.77		860,779	1,499	0.70		483,317	681	0.56
Certificate of deposit
accounts	1,410,295	5,099	1.45		1,404,730	4,940	1.41		1,417,379	5,121	1.45
Total due to depositors	4,065,810	9,480	0.93		4,088,031	8,953	0.88		3,779,256	8,070	0.85
Mortgagors' escrow
accounts	73,838	30	0.16		54,616	27	0.20		67,728	27	0.16
Total interest-bearing
deposits	4,139,648	9,510	0.92		4,142,647	8,980	0.87		3,846,984	8,097	0.84
Borrowings	1,148,072	5,188	1.81		1,111,993	4,885	1.76		1,199,178	5,105	1.70
Total interest-bearing
liabilities	5,287,720	14,698	1.11		5,254,640	13,865	1.06		5,046,162	13,202	1.05
Non interest-bearing
demand deposits	336,036				330,215				296,597
Other liabilities	64,865				66,193				68,838
Total liabilities	5,688,621				5,651,048				5,411,597
Equity	529,451				517,800				486,261
Total liabilities and
equity	$6,218,072				$6,168,848				$5,897,858

Net interest income /
net interest rate spread		$43,617	2.83%			$43,389	2.84%			$41,889	2.88%

Net interest-earning assets /
net interest margin	$631,261		2.95%		$619,159		2.95%		$566,773		2.99%

Ratio of interest-earning
assets to interest-bearing
liabilities			1.12	X			1.12	X			1.11	X

(1)	Loan interest income includes loan fee income (which includes net amortization of deferred fees and costs, late charges, and prepayment penalties) of approximately $0.3 million, $0.6 million and $1.0 million for the three months ended June 30, 2017, March 31, 2017 and June 30, 2016, respectively.
(2)	Interest income on tax-exempt securities does not include the tax benefit of the tax-exempt securities.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES NET INTEREST MARGIN (Dollars in thousands) (Unaudited)

	For the six months ended
	June 30, 2017				June 30, 2016
	Average		Yield/		Average		Yield/
	Balance	Interest	Cost		Balance	Interest	Cost
Interest-earning Assets:
Mortgage loans, net	$4,255,822	$89,308	4.20%		$3,911,470	$85,423	4.37%
Other loans, net	659,830	13,208	4.00		566,705	10,548	3.72
Total loans, net (1)	4,915,652	102,516	4.17		4,478,175	95,971	4.29
Taxable securities:
Mortgage-backed
securities	531,448	6,787	2.55		629,006	7,881	2.51
Other securities	228,412	4,433	3.88		239,973	3,878	3.23
Total taxable securities	759,860	11,220	2.95		868,979	11,759	2.71
Tax-exempt securities: (2)
Other securities	146,155	1,551	2.12		137,293	1,582	2.30
Total tax-exempt securities	146,155	1,551	2.12		137,293	1,582	2.30
Interest-earning deposits
and federal funds sold	74,847	282	0.75		67,378	142	0.42
Total interest-earning
assets	5,896,514	115,569	3.92		5,551,825	109,454	3.94
Other assets	297,082				284,479
Total assets	$6,193,596				$5,836,304

Interest-bearing Liabilities:
Deposits:
Savings accounts	$267,059	706	0.53		$264,150	604	0.46
NOW accounts	1,542,857	4,538	0.59		1,617,241	3,884	0.48
Money market accounts	859,415	3,150	0.73		470,606	1,287	0.55
Certificate of deposit
accounts	1,407,528	10,039	1.43		1,410,765	10,242	1.45
Total due to depositors	4,076,859	18,433	0.90		3,762,762	16,017	0.85
Mortgagors' escrow
accounts	64,280	57	0.18		58,838	53	0.18
Total interest-bearing
deposits	4,141,139	18,490	0.89		3,821,600	16,070	0.84
Borrowings	1,130,132	10,073	1.78		1,181,263	10,362	1.75
Total interest-bearing
liabilities	5,271,271	28,563	1.08		5,002,863	26,432	1.06
Non interest-bearing
demand deposits	333,142				285,267
Other liabilities	65,525				65,331
Total liabilities	5,669,938				5,353,461
Equity	523,658				482,843
Total liabilities and
equity	$6,193,596				$5,836,304

Net interest income /
net interest rate spread		$87,006	2.84%			$83,022	2.88%

Net interest-earning assets /
net interest margin	$625,243		2.95%		$548,962		2.99%

Ratio of interest-earning
assets to interest-bearing
liabilities			1.12	X			1.11	X

(1)	Loan interest income includes loan fee income (which includes net amortization of deferred fees and costs, late charges, and prepayment penalties) of approximately $1.0 million and $2.5 million for the six months ended June 30, 2017 and 2016, respectively.
(2)	Interest income on tax-exempt securities does not include the tax benefit of the tax-exempt securities.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES DEPOSIT COMPOSITION (Unaudited)

				June 2017 vs.			June 2017 vs.
	June 30,	March 31,	December 31,	December 2016	September 30,	June 30,	June 2016
(Dollars in thousands)	2017	2017	2016	% Change	2016	2016	% Change
Deposits
Non-interest bearing	$349,302	$344,028	$333,163	4.8%	$320,060	$317,112	10.2%
Interest bearing:
Certificate of deposit
accounts	1,332,377	1,411,819	1,372,115	-2.9%	1,384,551	1,411,550	-5.6%
Savings accounts	325,815	254,822	254,283	28.1%	258,058	260,528	25.1%
Money market accounts	837,565	851,129	843,370	-0.7%	733,361	452,589	85.1%
NOW accounts	1,368,441	1,487,120	1,362,484	0.4%	1,296,475	1,453,540	-5.9%
Total interest-bearing
deposits	3,864,198	4,004,890	3,832,252	0.8%	3,672,445	3,578,207	8.0%

Total deposits	$4,213,500	$4,348,918	$4,165,415	1.2%	$3,992,505	$3,895,319	8.2%

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES LOANS (Unaudited)
Loan Origination and Purchases

	For the three months			For the six months ended
	June 30,	March 31,	June 30,	June 30,
(In thousands)	2017	2017	2016	2017	2016
Multi-family residential	$63,469	$126,708	$162,364	$190,177	$232,007
Commercial real estate	123,559	35,732	114,007	159,291	176,144
One-to-four family – mixed-use property	13,656	18,542	11,630	32,198	29,875
One-to-four family – residential	4,860	5,920	4,195	10,780	13,688
Co-operative apartments	-	-	470	-	470
Construction	4,429	2,544	2,427	6,973	4,114
Small Business Administration	1,870	641	314	2,511	6,315
Taxi medallion	-	-	-	-	-
Commercial business and other	49,312	76,484	92,456	125,796	154,490
Total	$261,155	$266,571	$387,863	$527,726	$617,103

Loan Composition

				June 30, 2017 vs.			June 2017 vs.
	June 30,	March 31,	December 31,	December 2016	September 30,	June 30,	June 2016
(Dollars in thousands)	2017	2017	2016	% Change	2016	2016	% Change
Loans held for investment:
Multi-family residential	$2,243,643	$2,261,946	$2,178,504	3.0%	$2,171,289	$2,159,138	3.9%
Commercial real estate	1,349,634	1,268,770	1,246,132	8.3%	1,195,266	1,146,400	17.7%
One-to-four family ―
mixed-use property	556,906	561,355	558,502	-0.3%	555,691	566,702	-1.7%
One-to-four family ― residential	181,213	184,201	185,767	-2.5%	183,993	190,251	-4.8%
Co-operative apartments	7,069	7,216	7,418	-4.7%	7,494	7,571	-6.6%
Construction	16,842	12,413	11,495	46.5%	11,250	9,899	70.1%
Small Business Administration	10,591	10,519	15,198	-30.3%	14,339	14,718	-28.0%
Taxi medallion	18,303	18,832	18,996	-3.6%	20,536	20,641	-11.3%
Commercial business and other	644,262	632,503	597,122	7.9%	564,972	564,084	14.2%
Net unamortized premiums
and unearned loan fees	17,217	16,836	16,559	4.0%	16,447	16,875	2.0%
Allowance for loan losses	(22,157)	(22,211)	(22,229)	-0.3%	(21,795)	(22,198)	-0.2%
Net loans	$5,023,523	$4,952,380	$4,813,464	4.4%	$4,719,482	$4,674,081	7.5%

Loans Held for Investment Activity

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands)	2017	2017	2016	2016	2016
Loans originated and purchased	$261,155	$266,571	$282,592	$233,243	$387,863
Principal reductions	(143,195)	(122,897)	(187,780)	(183,583)	(149,308)
Loans transferred to held-for-sale	(30,565)	-	-	-	-
Loans sold	(16,337)	(4,874)	-	(3,693)	(2,310)
Loan charged-offs	(350)	(179)	(370)	(541)	(101)
Foreclosures	-	-	(138)	-	-
Net change in deferred (fees) and costs	381	277	112	(428)	1,594
Net change in the allowance for loan losses	54	18	(434)	403	(205)
Total loan activity	$71,143	$138,916	$93,982	$45,401	$237,533

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES NON-PERFORMING ASSETS and NET CHARGE-OFFS (Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2017	2017	2016	2016	2016
Loans 90 Days Or More Past Due
and Still Accruing:
Multi-family residential	$-	$-	$-	$-	$574
Commercial real estate	-	75	-	1,183	320
One-to-four family - mixed-use property	-	-	386	470	635
One-to-four family - residential	-	-	-	-	13
Construction	602	602	-	-	-
Taxi medallion	727	-	-	-	-
Commercial business and other	-	-	-	-	-
Total	1,329	677	386	1,653	1,542

Non-accrual Loans:
Multi-family residential	1,537	1,354	1,837	1,649	3,162
Commercial real estate	1,948	1,462	1,148	1,157	2,299
One-to-four family - mixed-use property	2,971	3,328	4,025	4,534	6,005
One-to-four family - residential	7,616	7,847	8,241	8,340	8,406
Small Business Administration	53	58	1,886	2,132	185
Taxi medallion	-	3,771	3,825	3,971	196
Commercial business and other	5	38	68	99	128
Total	14,130	17,858	21,030	21,882	20,381

Total Non-performing Loans	15,459	18,535	21,416	23,535	21,923

Other Non-performing Assets:
Real estate acquired through foreclosure	-	-	533	2,839	3,668
Total	-	-	533	2,839	3,668

Total Non-performing Assets	$15,459	$18,535	$21,949	$26,374	$25,591

Non-performing Assets to Total Assets	0.25%	0.30%	0.36%	0.44%	0.43%
Allowance For Loan Losses to Non-performing Loans	143.3%	119.8%	103.8%	92.6%	101.3%

Net Charge-Offs (Recoveries)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands)	2017	2017	2016	2016	2016
Multi-family residential	$(53)	$(16)	$(103)	$79	$(183)
Commercial real estate	4	(68)	-	(11)	-
One-to-four family – mixed-use property	(67)	34	(520)	24	36
One-to-four family – residential	170	-	40	-	7
Small Business Administration	14	26	186	317	(42)
Taxi medallion	-	54	142	-	-
Commercial business and other	(14)	(12)	(179)	(6)	(23)
Total net loan charge-offs (recoveries)	$54	$18	$(434)	$403	$(205)

Core Diluted EPS, Core ROAE, Core ROAA, and tangible book value per common share are each non-GAAP measures used in this release. A reconciliation to the most directly comparable GAAP financial measures appears in tabular form at the end of this release. The Company believes that these measures are useful for both investors and management to understand the effects of certain non-interest items and provide an alternative view of the Company's performance over time and in comparison to the Company's competitors. These measures should not be viewed as a substitute for net income. The Company believes that tangible book value per common share is useful for both investors and management as these are measures commonly used by financial institutions, regulators and investors to measure the capital adequacy of financial institutions. The Company believes these measures facilitate comparison of the quality and composition of the Company's capital over time and in comparison to its competitors. These measures should not be viewed as a substitute for total shareholders' equity.

These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for analysis of results reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES RECONCILIATION OF GAAP EARNINGS and CORE EARNINGS (Dollars in thousands, except per share data) (Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2017	2017	2016	2017	2016

GAAP income before income taxes	$19,500	$17,514	$51,152	$37,014	$66,328

Net loss from fair value adjustments	1,159	378	1,115	1,537	2,102
Net gain on sale of securities	-	-	(2,363)	-	(2,363)
Gain from life insurance proceeds	(6)	(1,161)	-	(1,167)	(411)
Net gain on sale of buildings	-	-	(33,814)	-	(33,814)
Prepayment penalty on borrowings	-	-	2,082	-	2,082

Core income before taxes	20,653	16,731	18,172	37,384	33,924

Provision for income taxes for core income	7,129	5,020	6,851	12,149	12,892

Core net income	$13,524	$11,711	$11,321	$25,235	$21,032

GAAP diluted earnings per common share	$0.44	$0.42	$1.05	$0.86	$1.38

Net (gain) loss from fair value adjustments, net of tax	0.02	0.01	0.02	0.04	0.04
Net gain on sale of securities, net of tax	-	-	(0.05)	-	(0.05)
Gain from life insurance proceeds	-	(0.04)	-	(0.04)	(0.01)
Net gain on sale of buildings, net of tax	-	-	(0.67)	-	(0.67)
Prepayment penalty on borrowings	-	-	0.04	-	0.04

Core diluted earnings per common share*	$0.46	$0.40	$0.39	$0.87	$0.72

Core net income, as calculated above	$13,524	$11,711	$11,321	$25,235	$21,032
Average assets	6,218,072	6,168,848	5,897,858	6,193,596	5,836,304
Average equity	529,451	517,800	486,261	523,658	482,843
Core return on average assets**	0.87%	0.76%	0.77%	0.81%	0.72%
Core return on average equity**	10.22%	9.05%	9.31%	9.64%	8.71%

* Core diluted earnings per common share may not foot due to rounding.
** Ratios are calculated on an annualized basis.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES CALCULATION OF TANGIBLE STOCKHOLDERS’ COMMON EQUITY to TANGIBLE ASSETS (Unaudited)

	June 30,	December 31,	June 30,
(Dollars in thousands)	2017	2016	2016
Total Equity	$534,091	$513,853	$508,883
Less:
Goodwill	(16,127)	(16,127)	(16,127)
Intangible deferred tax liabilities	391	389	407
Tangible Stockholders' Common Equity	$518,355	$498,115	$493,163

Total Assets	$6,285,236	$6,058,487	$5,986,727
Less:
Goodwill	(16,127)	(16,127)	(16,127)
Intangible deferred tax liabilities	391	389	407
Tangible Assets	$6,269,500	$6,042,749	$5,971,007

Tangible Stockholders' Common Equity to Tangible Assets	8.27%	8.24%	8.26%

Susan K. Cullen
Senior Executive Vice President, Treasurer and Chief Financial Officer
Flushing Financial Corporation
(718) 961-5400